SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                             First Busey Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)     Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------

     2)     Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

     4)     Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------

     5)     Total fee paid:

            -------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:

            -------------------------------------------------------------------

     2)     Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------

     3)     Filing Party:

            -------------------------------------------------------------------

     4)     Date Filed:

            -------------------------------------------------------------------

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556




                                 March 20, 2000



Dear  Stockholder:

     The Annual Meeting of Stockholders of First Busey Corporation will be held on Tuesday, April 25, 2000 at THE FORUM AT CARLE, 611 West Park Street, Urbana,
Illinois.   The Annual Meeting will begin at 7:00 p.m.  At this Annual Meeting you will be asked:

     1. To elect 14 directors of the Company to serve until the next Annual Meeting of Stockholders.

     2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Each of the proposals is more fully described in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote "FOR" each of the proposals.

     It is important that your shares be represented at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed proxy at your earliest convenience.


                                 Kindest regards,




                                 Douglas C. Mills
                                 Chairman of the Board

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556




                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 25, 2000



To the Stockholders of
First Busey Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at THE FORUM AT CARLE, 611
W. Park Street, Urbana, Illinois, on Tuesday, April 25, 2000 at 7:00 p.m. for the following purposes:

     1. To elect 14 directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on March 3, 2000 shall be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the Annual Meeting in person, please sign, date and return your proxy in the enclosed envelope.


                                 By order of the Board of Directors,



                                 Barbara J. Kuhl
                                 Executive Vice President,
                                 Corporate Secretary and Treasurer

Urbana, Illinois
March 20, 2000

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556



                                 PROXY STATEMENT


GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Busey Corporation, also called the Company or First Busey, for use at the Annual Meeting of Stockholders to be held at THE FORUM AT CARLE, 611 W. Park Street, Urbana, Illinois, on Tuesday, April 25, 2000, at 7:00 p.m., or any postponement or adjournment thereof. The Board has fixed the close of business on March 3, 2000, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 13,486,344 shares of Common Stock, without par value.

     The Company's Form 10-K Annual Report, which includes audited financial statements for the year ended December 31, 1999, accompanies this Proxy Statement. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to stockholders is March 20, 2000.


VOTING

     General. Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted "FOR" (i) the election of the nominees for directors named in this Proxy Statement and (ii) the ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. Properly executed proxies received by the Company will also be voted at the Annual Meeting in accordance with the Board's recommendations on any other matters which may come before the Annual Meeting.

     In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Because the 14 nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies which are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. The Ratification of Auditors Proposal requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting. Shares represented by proxies which are marked "abstain" as to such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter.

     Proxies relating to "street name" shares which are not voted by brokers on one matter will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast as to such matter not voted upon.

     Directors and Executive Officers. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock "FOR" the Proposals. As of March 3, 2000, these individuals beneficially owned an aggregate of 4,426,104 shares of Common Stock, or approximately 32.72% of the Common Stock outstanding.


REVOCABILITY OF PROXIES

     Stockholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.


                              ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

     The 14 nominees named below have been recommended for election as directors for a term of one year or until their successors have been duly elected and qualified. All nominees are current members of the Company's Board.

     It is intended that the proxies received in response to this solicitation will be voted for the election of the 14 persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

     Set forth below is certain biographical information concerning each nominee for director including principal occupation and age as of March 3, 2000, the record date for the Annual Meeting. Unless otherwise noted, each nominee for director has been employed in their principal occupation with the same organization for at least the last 5 years.

JOSEPH M. AMBROSE
Director since: 1993
Age: 42
Mr. Ambrose has served as Executive Vice President of Anderson Financial Network, Inc. since January 1999. Prior to that, Mr. Ambrose was a lawyer with the firm Hinshaw & Culbertson, Bloomington, Illinois. Mr. Ambrose had been associated with this firm since September of 1994. Mr. Ambrose previously served as a director of Busey Bank of McLean County from 1984 to 1996.

SAMUEL P. BANKS
Director since:  1996
Age: 45
Mr. Banks is Executive Director of Cunningham Children's Home, Urbana, Illinois. Mr. Banks has been associated with Cunningham Children's Home since 1982. Mr. Banks has served on the Board of Directors of Busey Bank since 1994.

T. O. DAWSON
Director since: 1995
Age: 59
Mr. Dawson is a Managing Director of IRM Ltd./Acordia, Champaign, Illinois, a firm recently established through the acquisition of Insurance Risk Managers by Acordia, Inc. Prior to that, Mr. Dawson was a partner in the firm of Insurance Risk Managers, Ltd., Champaign, Illinois. Mr. Dawson has served on the Board of Directors of Busey Bank since 1988.

VICTOR F. FELDMAN
Director since:  1996
Age: 64
Dr. Feldman is an Ophthalmologist at Christie Clinic, Champaign, Illinois. Dr. Feldman has been associated with Christie Clinic since 1967. Dr. Feldman has served on the Board of Directors of Busey Bank since 1985.

KENNETH M. HENDREN
Director since:  1996
Age: 53
Mr. Hendren is a self-employed farmer in LeRoy, Illinois. Mr. Hendren previously served on the Board of Directors of Busey Bank of McLean County from 1994 to 1996.

E. PHILLIPS KNOX
Director since: 1980
Age: 53
Mr. Knox is a lawyer with the firm Tummelson Bryan & Knox, Urbana, Illinois. Mr. Knox has served on the Board of Directors of Busey Bank since 1972.

P. DAVID KUHL
Director since:  1996
Age: 50
Mr. Kuhl is President and Chief Executive Officer of Busey Bank, a position he assumed in June of 1991. Prior to that, Mr. Kuhl served in various management capacities since joining Busey Bank in 1979. Mr. Kuhl has served on the Board of Directors of Busey Bank since 1991.

V. B. LEISTER, JR.
Director since:  1996
Age: 54
Mr. Leister is President of Carter's Moving & Storage, Inc., and Vice President & Treasurer of Carter's Furniture Inc., Urbana, Illinois. Mr. Leister has served on the Board of Directors of Busey Bank since 1992.

DOUGLAS C. MILLS
Director since: 1980
Age: 59
Mr. Mills has served as Chairman of the Board and Chief Executive Officer of First Busey Corporation since its incorporation and, effective December 21, 1993, he assumed the role of President. He has been associated with Busey Bank since 1971 when he assumed the position of Chairman of the Board.

LINDA M. MILLS
Director since:  1996
Age: 59
Mrs. Mills is Chairman of the Board of Busey Travel, Champaign, Illinois. Mrs. Mills has served on the Board of Directors of Busey Bank since 1991.

ROBERT C. PARKER
Director since:  1996
Age: 47
Dr. Parker is a Physician at Carle Clinic Association, Urbana. Dr. Parker has been associated with Carle Clinic Association since 1982. Dr. Parker has served on the Board of Directors of Busey Bank since 1995.

DAVID C. THIES
Director since:  1996
Age: 44
Mr. Thies is an attorney with the law firm of Webber & Thies, P.C., Urbana, Illinois. Mr. Thies has served on the Board of Directors of Busey Bank since 1986.

EDWIN A. SCHARLAU II
Director since: 1984
Age: 55
Mr. Scharlau is Chairman of the Board of First Busey Trust & Investment Co. and First Busey Securities, Inc., positions he assumed in June of 1994. Mr.
Scharlau also serves as Chairman of the Board of Busey Bank, a position he has held since July of 1991. Mr. Scharlau has been associated with Busey Bank since 1964.

ARTHUR R. WYATT
Director since:  1995
Age: 72
Mr. Wyatt is currently a Professor of Accounting at the University of Illinois. Prior to that, he was a Partner at Arthur Andersen, LLP, Chicago, Illinois from 1966 to 1992. He also served as a member of the Financial Accounting Standards Board from 1985 to 1987.

     During 1999, the Board of Directors of First Busey held 12 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during 1999.

     The Board of Directors of First Busey has established the following committees, among others, to assist in the discharge of its responsibilities.

     The Audit Committee met four times in 1999. Members of the 1999 Audit Committee were Mr. Ambrose (chairman), Mr. Hendren, Mr. Thies, and Mr. Wyatt. The principal functions of the Audit Committee are to review periodic internal reports, arrange for the annual external audit of First Busey, and to make a written report of such examination to the full Board of Directors.

     The Compensation Committee met three times in 1999. Members of the 1999 Compensation Committee were Mr. Wyatt (Chairman), Mr. Knox and Dr. Feldman.

     First Busey does not have a formal nominating committee. The Board of Directors, as a whole, performs the function of nominating persons for the Board.

     During 1999, non-employee directors of First Busey received $600 for each meeting held. Directors who are also employees of First Busey or any of its subsidiaries receive no additional compensation for attending Board of Directors' meetings. Certain Directors have elected to defer their directors' fees pursuant to First Busey's Director Deferred Compensation Plan.

     As an alternative to a cash payment, non-employee directors may elect to receive options to purchase 3,000 shares of Common Stock pursuant to the First Busey Corporation 1999 Stock Option Plan. Said options were granted on January 19, 1999 at a price of $18.25 per share, the closing price of the Common Stock on such date. These options became exercisable on January 19, 2000 and expire on December 15, 2003. Directors Ambrose, Banks, Dawson, Hendren, Knox, Leister, Mills, Parker and Wyatt chose to receive stock options. During 1999, non-employee directors could continue to defer their directors' fees pursuant to the Director Deferred Compensation Plan. During 1999, Dr. Feldman deferred his fees. This plan was terminated effective December 31, 1999. The accounts containing such deferred amounts of Dr. Feldman, Mr. Leister, Mrs. Mills and Mr. Wyatt were credited with interest at the rate of 4.541%, which was the yield on the 5 year U. S. Treasury note as of December 31, 1998.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 3, 2000 by all directors and director nominees, by each person who is known by First Busey to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

     The number of shares beneficially owned by each director, director nominee, 5% stockholder or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 3, 2000 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

                                                      (Table on following page.)

    Name and Address of Beneficial Owner          Common Stock Beneficially Owned
----------------------------------------------    -------------------------------
                                                                   Percent of
                                                   Shares      Total Outstanding
                                                  ---------    ------------------
Douglas C. Mills (1) (2)                          2,614,194                19.36%
201 E. Main Street
Urbana, Illinois 61801
First Busey Trust & Investment Co. (3)            1,434,243                10.64%
102 E. Main Street
Urbana, Illinois 61801
Linda M. Mills (4)                                  715,200                 5.30%
2123 Seaton Court
Champaign, Illinois 61821
A. Barclay Klingel, Jr. (5)                         833,002                 6.18%
Joseph M. Ambrose                                    28,510                  .21%
Samuel P. Banks                                       5,234                  .04%
T. O. Dawson                                         88,626                  .66%
Victor F. Feldman                                    72,544                  .54%
Kenneth M. Hendren                                  144,238                 1.07%
E. Phillips Knox                                    203,900                 1.51%
P. David Kuhl (6) (7)                                58,749                  .44%
Barbara J. Kuhl (8)                                  70,963                  .53%
V. B. Leister, Jr.                                   21,248                  .16%
Robert C. Parker                                      5,900                  .04%
Edwin A. Scharlau II (9)                            333,446                 2.47%
David C. Thies                                        2,700                  .02%
Arthur R. Wyatt                                      60,652                  .45%

All directors and executive officers as a group   4,426,104                32.72%
(15 persons)

(1)  The number of shares listed does not include 715,200 shares of Common
     Stock beneficially owned by Linda M. Mills, Mr. Mills' spouse. The number of shares does include 670,002 held by the Martin A. Klingel Estate for which Mr. Mills shares voting and dispositive powers with A. Barclay Klingel, Jr. and 1,000,000 shares held by the Mills Investment LP for which Mr. Mills has sole voting rights.

(2) The number of shares listed includes options to purchase 20,000 shares of Common Stock which are currently exercisable.

(3) Bubank Co. and Urban & Co., each of which is a partnership (the registered nominees for First Busey Trust & Investment Co.), hold these shares in various fiduciary capacities. Of these shares, 494,969 are beneficially owned by First Busey Corporation Profit Sharing Plan & Trust and 939,274 are beneficially owned by First Busey Employee Stock Ownership Plan. There are also 819,274 shares registered under these nominees for which First Busey Trust & Investment Co. does not have sole voting or investment power.

(4) The number of shares listed does not include 1,944,036 shares of Common Stock beneficially owned by Douglas C. Mills, Mrs. Mills' spouse.

(5) Douglas C. Mills and A. Barclay Klingel, Jr. are co-executors of the Martin A. Klingel Estate which holds 670,002 shares and they share voting and dispositive power of these shares. Mr. Klingel also holds sole voting rights to 108,000 shares as trustee for the Klingel Insurance Trust.

(6) The number of shares listed does not include 70,963 shares of common stock beneficially owned by Barbara J. Kuhl, Mr. Kuhl's spouse.

(7) The number of shares listed includes options to purchase 10,000 shares of Common Stock which are currently exercisable.

(8) The number of shares listed does not include 58,749 shares of common stock beneficially owned by P. David Kuhl, Mrs. Kuhl's spouse.

(9) The number of shares listed includes options to purchase 10, 000 shares of Common Stock which are currently exercisable.

     Section 16(a) Beneficial Ownership Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1999, its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements except for Directors Kuhl and Scharlau who were delinquent in the filing of one Form 4 each during 1999. In making these statements, the Company has relied upon the written representations of its directors and executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the other executive officers of the Company for the three fiscal years ending December 31, 1999.


                                         SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION      LONG TERM COMPENSATION AWARDS
                                 ---------------------  -----------------------------------
                                                                             Securities
Name and                                                Restricted Stock     Underlying          All Other
Principal Position         Year  Salary ($)  Bonus ($)   Awards ($)(1)     Options/SARS (#)  Compensation ($)(2)
-------------------------  ----  ----------  ---------  -----------------  ----------------  -------------------
Douglas C. Mills           1999     125,000    100,000              2,263            20,000               67,713
Chairman of the Board and  1998     155,000     48,050              3,650             4,642               99,999
Chief Executive Officer    1997     155,000    100,000              5,500            66,000               77,330

Edwin A. Scharlau II       1999     150,000     50,000              2,263            10,000               13,791
Chairman of the Board of   1998     155,000     37,200              3,650             4,700               27,477
First Busey Trust &        1997     155,000     44,950              5,500            10,000               20,144
Investment Co.

P. David Kuhl              1999     150,000     50,000              2,263            10,000               12,988
President and Chief        1998     153,000     36,720              3,650             4,700               20,730
Executive Officer of       1997     147,000     42,630              5,500            10,000               16,113
Busey

Barbara J. Kuhl            1999      75,000     45,000              2,263               -0-                9,895
Executive Vice President   1998      65,500     24,000              3,650             4,400                    -
                           1997      65,500     25,000              5,500             4,000                    -

(1)  At December 31, 1999, Mr. Mills, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl  each held 100 shares of restricted stock having a value of $2,262.50 based upon a $22.625 share closing price of  Common Stock as quoted on the Nasdaq National Market on December 31, 1999.  The shares of restricted stock awarded to the executive officers are subject to the restriction that the Company must achieve a specified net income per share for the year ended December 31, 2000.  Should the Company achieve this specified net income per share, the restriction will lapse and the shares will be awarded to the executive officers.  Dividends are paid on all shares of
     restricted stock to the same extent as any other shares of the Common Stock.   The restrictions for 1999 lapsed
     and 100 shares were released on January 18, 2000.

(2)  The amounts disclosed in this column for 1999 include:
     (a)  Company contributions of $9,482.89, $10,065.19, $9,462.91 and $7,550.28, under First Busey Corporation
          Profit Sharing Plan & Trust, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau, Mr. Kuhl and
          Mrs. Kuhl respectively.

     (b)  Discretionary company contributions of $2,945.35, $3,126.21, $2,939.13 and $2,345.48, under First Busey
          Corporation Employee Stock Ownership Plan, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau,
          Mr. Kuhl  and Mrs. Kuhl, respectively.

     (c)  Compensation value of a split-dollar life insurance policy on Mr. Mills in the amount of $55,285.  The
          Company will be reimbursed for all premiums paid on the policy, without interest, from the proceeds of the policy.  Split-dollar life insurance policies were acquired on Mr. Scharlau and Mr. Kuhl during 1994.  For 1999,
          $600 and $586, respectively, represent the compensation value of these policies to Mr. Scharlau and Mr. Kuhl.

OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                    Potential Realizable Value at
                                                                         Assumed Annual Rates
                                                                     of Stock Price Appreciation
                                   Individual Grants                       for Option Term
                      -------------------------------------------  ------------------------------
                        Number of         % of
                        Securities    Total Options
                        Underlying     Granted to    Exercise or
                       Options/SARs   Employees in    Base Price   Expiration
Name                  Granted (#)(1)   Fiscal Year     ($/Share)      Date       5%($)    10%($)
--------------------  --------------  -------------  ------------  ----------  --------  --------

Douglas C. Mills              20,000           29.9         18.25    12/15/03   185,017   297,505
Edwin A. Scharlau II          10,000           14.9         18.25    12/15/03    92,508   148,753
P. David Kuhl                 10,000           14.9         18.25    12/15/03    92,508   148,753

(1) The options became fully exercisable on January 19, 2000.  No portion is exercisable before that date.


AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

     The following table provides information on option exercises in fiscal 1999 by the named executive officers and the value of such officers' unexercised options at December 31, 1999.



                                                              Number of Securities
                                                             Underlying Unexercised        Value of Unexercised In-the-
                                                                Options/SARs at               Money Options/SARs at
                                                              December 31, 1999(#)           December 31, 1999 ($) (1)
                                                           ------------------------------------------------------------
                             Shares
                           Acquired on       Value
         Name              Exercise (#)    Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------
  Douglas C. Mills                  0              0               0          120,642              0        1,142,692
  Edwin A. Scharlau II         41,000        722,753               0           47,200              0          488,500
  P. David Kuhl                16,500        305,003               0           47,200              0          488,500
  Barbara J. Kuhl               6,000        105,949               0           17,400              0          192,705

(1)  Based on the closing price of Common Stock as quoted on the Nasdaq National
     Market on December 31, 1999 ($22.625).  The numbers shown reflect the value of options accumulated over a five-year period.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves all compensation, both monetary and stock-based, to all executive officers.

     In the past, there have been three main components to the executive
officers' compensation package:  salary, bonus and stock awards.   It is the
intention of the Committee that compensation be set in such a manner as to be competitive to attract, retain and motivate its management team. The Committee also believes that stock ownership by its executive officers assists in aligning the executive officers' interests with those of the Company's stockholders. In January of 1999, the Compensation Committee recommended and the Board of

Directors approve the Management and Associate Dividend Program, or the "MAD program." Under the MAD program, the Board of Directors set four targeted levels for "diluted earnings per share" for the Company for 1999. These levels were, $.87, $.88, $.89 and $.90. Based on the level of achievement of earnings per share, the officer or associate would receive a dividend of a predetermined percentage of their salary. The goal of the MAD program is to heighten awareness of the Company's earnings per share goal while emphasizing the impact of the team concept throughout the organization. The term "dividend" was used to indicate that this award was granted at the discretion of the Board of Directors and would be based annually on the achievement of earnings per share, similar to the dividend paid to the Company's stockholders. Under this program, the Board hopes to further enhance the alignment of the staff's efforts with those of the Company's stockholders.

     In September of 1996, the Board of Directors approved the award of 400 shares of Restricted Stock to each of 41 officers, all of whom were then at the Senior Vice President level or above. Restricted stock grantees are collectively referred to as the "Officers." These shares carry restrictions which are tied to the earnings per share targets for the years 1997, 1998, 1999 and 2000. Should the Company achieve the specified earnings per share target, the restriction on 100 shares annually will lapse and the shares will be allocated to the Officers. Based on the achievement of the 1999 earnings per share target of $.90, 100 shares were allocated to the Officers in January of 2000.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Base Salary/ MAD Program. Mr. Mills' 1999 base salary was set at $125,000, representing a decrease from his base salary of $155,000 for 1998. The Committee determined that under the MAD program, if the level of earnings per share set by the Board was achieved, $.87, $.88, $.89 or $.90, Mr. Mills' dividend would be 50%, 60%, 70%, or 80%, respectively, of his salary. The minimum earnings per share target would have awarded Mr. Mills a dividend of $62,500 with the highest level awarding Mr. Mills a dividend of $100,000. Based on the Company's achievement of earnings per share of $.90, Mr. Mills received a dividend in the amount of $100,000.

     Restricted Stock. During 1996, Mr. Mills was awarded 400 shares of restricted stock tied to the performance of the Company as of December 31, 1997, 1998, 1999 and 2000. Because the earnings per share target for 1999 was achieved, 100 shares of restricted stock were released.

     Stock Options. The granting of stock options by the Committee is designed to retain and motivate the management team as well as align executive officers' financial interests with stockholder value. The number of stock options granted to an executive officer and other officers is determined by the Committee and approved by the Board. Grants of stock options are intended to recognize different levels of contribution to the achievement of the Company's annual corporate goals as well as different levels of responsibility and experience. All stock options are granted with an exercise price equal to the fair market value of Common Stock on the date of grant. In January of 1999, stock options representing 67,000 shares were granted to officers and Directors of the Company. Mr. Mills received a stock option for 20,000 shares.


                                        COMPENSATION COMMITTEE
                                        Arthur R. Wyatt (Chairman)
                                        Victor F. Feldman
                                        E. Phillips Knox

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Table included below shall not be incorporated by reference into any such filings.


                               COMPANY PERFORMANCE

     The following table compares the Company's performance, as measured by the change in price of Common Stock plus reinvested dividends, with the CRSP Nasdaq Total Return Index- United States and the SNL-Midwestern Banks Index for the five years ended December 31, 1999.


                             FIRST BUSEY CORPORATION
                             Stock Price Performance


                                               Period Ending
                         ----------------------------------------------------------
Index                    12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
-----------------------------------------------------------------------------------
First Busey Corporation    100.00    115.23    147.16    187.15    254.35    322.22
NASDAQ - Total US          100.00    141.33    173.89    213.07    300.25    542.43
SNL Midwest Bank Index     100.00    147.77    201.03    325.95    346.70    272.40


     The Banks in the Custom Peer Group - SNL-Midwestern Banks Index - represent all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Busey Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers and holders of 5% or more of First Busey's Common Stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. These transactions have not involved and will not involve more than the normal
risk of collectibility  or  any  other   unfavorable  features.   At  December
3l, 1999, these persons and companies were indebted to Busey Bank for loans totaling approximately $5,257 million representing 6.39% of total stockholders' equity. In addition to these loans, Busey Bank makes loans to officers of First Busey's subsidiaries who are not executive officers of First Busey.

     Mr. Knox, a director of the Company, is a lawyer with Tummelson Bryan & Knox, Urbana, Illinois and provided legal and certain consulting services to the Company during fiscal 1999. The dollar amount of the fees paid to Tummelson Bryan & Knox by the Company during the 1999 fiscal year was $92,912.




                        RATIFICATION OF AUDITORS PROPOSAL

                                 (PROPOSAL TWO)

     The Board of Directors has appointed McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2000. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF
                               AUDITORS PROPOSAL.

                                 OTHER BUSINESS

     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company's Board of Directors' recommendation on such matters.

                              STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders and desires that the proposal be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices not later than November 20, 2000. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's Proxy Statement for the Company's 2001 Annual Meeting of

Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 2, 2001. Even if proper notice is received on or prior to February 2, 2001, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.


                                   By order of the Board of Directors,



                                   Barbara J. Kuhl
                                   Executive Vice President,
                                   Corporate Secretary and Treasurer


March 20, 2000